As filed with the Securities and Exchange Commission on June 20, 2007
File No.                      001-333305

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934

TARRAGON HOMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-8063301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
423 W. 55th Street, 12th Floor, New York, New York 10019

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name on each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	NASDAQ Global Select Market
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Business.
     The information required by this item is contained in the sections entitled “Summary — Parties Involved in the Distribution,” “Summary — Summary Financial Data of Tarragon Homes,” “Risk Factors — Risks Relating to the Tarragon Homes Business,” “Selected Consolidated Financial Data of Tarragon Homes,” “Management’s Discussion and Analysis of Tarragon Homes’ Financial Condition and Results of Operations,” “Unaudited Consolidated Pro Forma Financial Information of Tarragon Homes,” “Capitalization of Tarragon Homes,” “Certain Information About Tarragon Homes — Tarragon Homes Business” and “Relationship Between Tarragon Homes and Sage Following the Distribution — Agreements Related to Effecting the Distribution — Distribution Agreement” in amendment no. 2 to the proxy statement of Tarragon Corporation (the “Proxy Statement”) filed with the Securities and Exchange Commission on June 20, 2007 and included herewith as Exhibit 99.1, and such sections are incorporated herein by reference.
Item 1A. Risk Factors.
     The information required by this item is contained in the section entitled “Risk Factors” in the Proxy Statement, and such section is incorporated herein by reference.
Item 2. Financial Information.
     The information required by this item is contained in the sections entitled “Summary — Summary Financial Data of Tarragon Homes,” “Capitalization of Tarragon Homes,” “Selected Consolidated Financial Data of Tarragon Homes,” “Management’s Discussion and Analysis of Tarragon Homes’ Financial Condition and Results of Operations” and “Unaudited Consolidated Pro Forma Financial Information of Tarragon Homes” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 3. Properties.
     The information required by this item is contained in the section entitled “Certain Information About Tarragon Homes — Tarragon Homes Business — Properties” in the Proxy Statement, and such section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
     The information required by this item is contained in the sections entitled “Summary — Treatment of Outstanding Tarragon Equity Awards,” “The Distribution — Treatment of Outstanding Tarragon Equity Awards,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Information About Tarragon Homes — Security Ownership of Certain Beneficial Owners and Management of Tarragon Homes” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 5. Directors and Executive Officers.
     The information required by this item is contained in the section entitled “Summary — Treatment of Outstanding Tarragon Equity Awards,” “Summary — Interests of Certain Persons in the Distribution,” “Risk Factors — Risks Relating to Tarragon Homes Common Stock and Sage Common Stock,” “Risk Factors — Risks Relating to the Tarragon Homes Business,” “The Distribution — Treatment of Outstanding Tarragon Equity Awards,” “The Distribution — Interests of Certain Persons in the Distribution,” “Proposal for Election of Directors,” “Management — Directors and Executive Officers” and “Certain Information About Tarragon Homes — Management of Tarragon Homes — Tarragon Homes Directors and Executive Officers” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 6. Executive Compensation.
     The information required by this item is contained in the sections entitled “Summary — Treatment of Outstanding Equity Awards,” “The Distribution — Treatment of Outstanding Tarragon Equity Awards,” “Compensation of Directors and Executive Officers” and “Certain Information About Tarragon Homes —

Compensation of Tarragon Homes Directors and Executive Officers” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions, and Director Independence.
     The information required by this item is contained in the sections entitled “Summary — Relationship Between Tarragon Homes and Sage Following the Distribution,” “Summary — Interests of Certain Persons in the Distribution,” “Risk Factors — Risks Relating to Tarragon Homes Common Stock and Sage Common Stock,” “Risk Factors — Risks Relating to the Tarragon Homes Business,” “The Distribution — Interests of Certain Persons in the Distribution,” “Management — Independent Directors,” “Certain Relationships and Related Transactions,” “Certain Information About Tarragon Homes — Management of Tarragon Homes — Tarragon Homes Independent Directors,” “Certain Information About Tarragon Homes — Certain Tarragon Homes Relationships and Related Transactions,” “Certain Information About Tarragon Homes — Indemnification and Limitation of Liability for Tarragon Homes Officers and Directors” and “Relationship Between Tarragon Homes and Sage Following the Distribution” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 8. Legal Proceedings.
     The information required by this item is contained in the sections entitled “Risk Factors — Risks Relating to the Tarragon Homes Business and the Sage Business Generally,” “Certain Information About Tarragon Homes — Tarragon Homes Business — Compliance with Environmental Regulations” and “Certain Information About Tarragon Homes —Tarragon Homes Business — Legal Proceedings” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
     The information required by this item is contained in the sections entitled “Summary — Listing and Trading of Tarragon Homes Common Stock and Sage Common Stock,” “Summary — Dividend Policy,” “Risk Factors — Risks Relating to Tarragon Homes Common Stock and Sage Common Stock,” “The Distribution — Listing and Trading of Tarragon Homes Common Stock and Sage Common Stock,” “Comparison of Stockholder Rights Before and After the Distribution,” “Certain Information About Tarragon Homes — Management of Tarragon Homes,” “Certain Information About Tarragon Homes — Tarragon Homes Market Price Information and Dividend Policy” and “Certain Information About Tarragon Homes — Description of Tarragon Homes Capital Stock” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
     On December 14, 2006, Tarragon Homes issued 1,000 shares of its common stock to Tarragon Corporation, its direct parent, for consideration of $100. No underwriter was involved in this sale. This transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption afforded by Section 4(2) thereof in that such transaction did not involve a public offering.
Item 11. Description of Registrant’s Securities to be Registered.
     The information required by this item is contained in the sections entitled “Risk Factors — Risks Relating to Tarragon Homes Common Stock and Sage Common Stock,” “Comparison of Stockholder Rights Before and After the Distribution” and “Certain Information About Tarragon Homes — Description of Tarragon Homes Capital Stock” in the Proxy Statement, and such sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
     The information required by this item is contained in the section entitled “Certain Information About Tarragon Homes — Indemnification and Limitation of Liability for Tarragon Homes Officers and Directors” in the Proxy Statement, and such section is incorporated herein by reference.

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Item 13. Financial Statements and Supplementary Data.
     The information required by this item is contained in the sections entitled “Summary — Summary Financial Data of Tarragon Homes,” “Capitalization of Tarragon Homes,” “Selected Consolidated Financial Data of Tarragon Homes,” “Unaudited Consolidated Pro Forma Financial Information of Tarragon Homes” and “Index to Financial Statements,” including the Tarragon Homes Corporation Consolidated Financial Statements and the related notes and schedules thereto, in the Proxy Statement included herewith as Exhibit 99.1.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
     None.
Item 15. Financial Statements and Exhibits.
     (a) Financial Statements. The information required by this item is contained in “Index to Financial Statements,” including the Tarragon Homes Corporation Consolidated Financial Statements and the related notes and schedules thereto, in the Proxy Statement included herewith as Exhibit 99.1.
     (b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit	Description

2.1	Form of Distribution Agreement (incorporated by reference to Annex A to the Proxy Statement, filed as Exhibit 99.1 hereto)

3.1	Certificate of Incorporation of Tarragon Homes Corporation*

3.2	Form of Amended and Restated Certificate of Incorporation of Tarragon Homes Corporation**

3.3	Bylaws of Tarragon Homes Corporation*

3.4	Form of Amended and Restated Bylaws of Tarragon Homes Corporation**

4.1	Form of certificate representing shares of common stock, par value $0.01 per share, of Tarragon Homes Corporation**

8.1	Form of Tax Opinion of Jones Day**

10.1	Form of Tax Matters Agreement (incorporated by reference to Annex B to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.2	Form of Transition Services Agreement (incorporated by reference to Annex C to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.3	Form of Employee Matters Agreement (incorporated by reference to Annex D to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.4	Tarragon Homes Corporation Omnibus Plan (incorporated by reference to Annex G to the Proxy Statement, filed as Exhibit 99.1 hereto)

21	Subsidiaries of the registrant**

23.1	Consent of Jones Day (included as part of Form of Tax Opinion of Jones Day filed as Exhibit 8.1)**

99.1	Amendment No. 2 to Proxy Statement of Tarragon Corporation filed with the Securities and Exchange Commission on June 20, 2007

*	Filed previously as a part of Form 10 dated February 9, 2007

**	Filed previously as part of Amendment No. 1 to Form 10 dated May 2, 2007

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SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TARRAGON HOMES CORPORATION (Registrant)

By:	/s/ Kathryn Mansfield
Kathryn Mansfield
Executive Vice President, Secretary and General Counsel

Date: June 20, 2007

Exhibit Index to Form 10 Registration Statement

Exhibit	Description

2.1	Form of Distribution Agreement (incorporated by reference to Annex A to the Proxy Statement, filed as Exhibit 99.1 hereto)

3.1	Certificate of Incorporation of Tarragon Homes Corporation*

3.2	Form of Amended and Restated Certificate of Incorporation of Tarragon Homes Corporation**

3.3	Bylaws of Tarragon Homes Corporation*

3.4	Form of Amended and Restated Bylaws of Tarragon Homes Corporation**

4.1	Form of certificate representing shares of common stock, par value $0.01 per share, of Tarragon Homes Corporation**

8.1	Form of Tax Opinion of Jones Day**

10.1	Form of Tax Matters Agreement (incorporated by reference to Annex B to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.2	Form of Transition Services Agreement (incorporated by reference to Annex C to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.3	Form of Employee Matters Agreement (incorporated by reference to Annex D to the Proxy Statement, filed as Exhibit 99.1 hereto)

10.4	Tarragon Homes Corporation Omnibus Plan (incorporated by reference to Annex G to the Proxy Statement, filed as Exhibit 99.1 hereto)

21	Subsidiaries of the registrant**

23.1	Consent of Jones Day (included as part of Form of Tax Opinion of Jones Day filed as Exhibit 8.1)**

99.1	Amendment No. 2 to Proxy Statement of Tarragon Corporation filed with the Securities and Exchange Commission on June 20, 2007

*	Filed previously as a part of Form 10 dated February 9, 2007

**	Filed previously as part of Amendment No. 1 to Form 10 dated May 2, 2007